Exhibit 10.1

Execution Version

MANAGEMENT AND SERVICES AGREEMENT

This MANAGEMENT AND SERVICES AGREEMENT (this "Agreement") is made and entered into as of February 2, 2012 by and between BMB MUNAI, INC., a company incorporated under the laws of the State of Nevada ("BMB") located at 324 South 400 West, Suite 250, Salt Lake City, Utah 84101, and LAKEVIEW INTERNATIONAL, LLC., a company organized under the laws of the State of Utah ("LIL") located at 352 East 426 North, Alpine, Utah 84004.

WHEREAS, BMB desires to receive senior management, accounting, administrative and outsourcing services from LIL and LIL is willing to furnish or make such services available to BMB, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Scope of Services

BMB hereby engages LIL to provide certain general corporate management and other services, including but not limited to financial, accounting, recordkeeping, tax and other management, administrative, and support services specified in Section 2 hereof and other similar services as requested from time to time (collectively, the "Services") and LIL hereby accepts such engagement in accordance with the terms of this Agreement.

2. Management, Administrative and Support Personnel

2.1. Management and Support Personnel. LIL shall, during the Term (as defined below) of this Agreement, make available management, administrative and support personnel (the "Management and Support Personnel") requested by BMB in furtherance of fulfilling BMB’s obligations pursuant to the PARTICIPATION INTEREST PURCHASE AGREEMENT, dated February 14, 2011, by and among Palaeontol B.V., BMB, and MIE Holdings Corporation, as amended, (the “PIPA”) a copy of which is attached hereto and incorporated herein by this reference as Exhibit A, and the winding down of the BMB Munai, Inc. Representative Office in  Kazakhstan. The Management and Support Personnel will be and shall remain the employees or contractors of LIL or an affiliate of LIL, as the case may be, during the Term and will not be employees of BMB.  All such employees will be under the supervision and control of LIL or such affiliate, as the case may be, and not BMB. LIL shall be responsible for providing salary and employee benefit coverage for the Management and Support Personnel. LIL reserves, and shall have, the exclusive right to terminate any individual providing Services contemplated by this Agreement at any time. LIL shall be responsible for compliance with all applicable laws and regulations which relate to employment or workplace conditions with respect to Management and Support Personnel.

2.2. Financial Reporting. LIL shall assist in the preparation of financial reports and quarterly and annual financial statements and shall provide such financial reporting assistance and support as BMB may require during the Term.

3. Retention of Authority by BMB. Throughout the Term, BMB shall retain all authority and control over its business, policies, operations and assets. The Management and Support Personnel shall perform their duties hereunder in accordance with the policies, procedures, bylaws, and directives of BMB.

4. Fees and Expenses.

4.1. Management Fee and Reimbursement of Expenses. In exchange for the Services provided hereunder BMB shall pay to LIL $1,947,500.00, which is comprised of anticipated out-of-pocket expenses required to perform the services in the amount of $1,900,000.00, plus a management fee of 0.025% of anticipated out-of-pocket expenses, or $47,500.00.  The full amount shall be due and payable upon execution of this Agreement.

4.2. Outsourcing Services. At the request of BMB, LIL will provide outsourcing services to BMB. BMB shall pay LIL fees for such outsourcing which shall be determined based on fair market value rates.

5. Term and Termination. The initial term of this Agreement shall commence as of the execution of this Agreement and continue thereafter through December 31, 2012, (the "Term). This Agreement may be terminated upon the written agreement of both parties, provided that any out-of-pocket expenses not incurred at the time of termination shall be returned by LIL to BMB upon such termination. Notwithstanding the foregoing, termination of this Agreement shall not affect obligations of either party that may have accrued prior to the effective date of termination.

6. Rights Cumulative: No Waiver. No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties hereto, as the case may be.

7. Miscellaneous.

7.1. Confidentiality of Records. LIL shall use reasonable efforts to maintain the confidentiality of all confidential information contained in the files and records, disclosing the same only as directed by law or by BMB.

7.2. Disclaimer of Intent to Become Partners. BMB and LIL shall not by virtue of this Agreement be deemed partners or joint venturers in the operation of BMB or any related entity. It is expressly understood that LIL is hereby retained by BMB to provide limited management services and personnel to BMB and LIL shall be no more than an independent contractor of BMB providing services to BMB for the fees and expense reimbursements provided for in this Agreement. Nothing herein shall be construed for any purpose to create the relationship of employer and employee, joint venturers or partners, between LIL and Management and Support Personnel on the one hand, and BMB on the other hand. This Agreement is for the exclusive benefit of the parties hereto. It is understood and agreed that nothing contained in this Agreement shall confer or be construed to confer any benefit on persons who are not parties to this Agreement.

7.3. Indemnification. Each party agrees to indemnify and hold harmless the other party, including such other party's members, directors, officers, employees, agents and representatives, and their successors and assigns, from and against any and all claims, demands, actions, charges, liabilities and damages, including reasonable attorney's fees (collectively, "Claims"), arising from or relating to the indemnifying party's breach of this Agreement. Notwithstanding the foregoing, neither LIL nor any of its members, officers, directors, employees or agents shall be liable to BMB or its creditors for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement and no party shall be entitled to indemnification hereunder for any Claim which is covered by an insurance policy and is ultimately paid by the insurer thereunder, provided however, that nothing herein shall prevent the indemnified party's insurer from seeking recovery from the indemnifying party's insurer.

7.4. Restriction on Assignment. Neither party hereto may assign its interest in or delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party.

7.5. Successors. Subject to Section 7.4 above, all the provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of BMB and LIL to the same extent as if each such successor and assign were in each case named as a party to this Agreement.

7.6. Headings. The headings to the various sections of this Agreement have been inserted for convenience of reference only and shall not modify, define, limit or expand the express provisions of this Agreement.

7.7. Notices. All notices, billings, requests, demands, approvals, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, delivered by a recognized air courier services or mailed by certified mail, return receipt requested, postage prepaid to the parties at their respective addresses first set forth above.

7.8. Effect of Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

7.9. Applicable Law. The parties agree that this Agreement shall be construed in accordance with the laws of the State of Utah.

7.10. Amendments. Any amendments to this Agreement shall be in writing and signed by duly authorized representatives of the parties hereto.

[Signature page follows immediately.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BMB MUNAI, INC.

By:	/s/ Askar Tashtitov
Name:	Askar Tashtitov
Title:	President

LAKEVIEW INTERNATIONAL LLC

By	/s/ Daymon Smith
Name:	Daymon Smith
Title:	Manager

Signature Page to Management and Services Agreement